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                                                                     Exhibit 1.4

                          TEXTRON FINANCIAL CORPORATION

                           Medium-Term Notes, Series E

                   Due 9 months or more from the Date of Issue

                     AMENDMENT TO THE DISTRIBUTION AGREEMENT
                               DATED JUNE 28, 2000

                                                            November 28, 2001

The Distribution Agreement, dated June 28, 2000, relating to the above referenced Medium-Term Notes, Series E of Textron Financial Corporation (the "Distribution Agreement") is hereby amended as follows:

     The term "Notes" shall refer to Medium-Term Notes, Series E of Textron Financial Corporation to be issued on or after the date hereof in an amount of up to $3,000,000,000.

     The term "Agents" shall include Credit Suisse First Boston Corporation as and to the same extent as if it was named originally in the Distribution Agreement and shall not include Chase Securities Inc.

     Section 4(b) of the Distribution Agreement is amended in its entirety and shall read as follows:

          With respect to the obligation of each Agent to solicit offers to purchase Notes, on or after the date hereof, or on or after the date of execution of any Terms Agreement obligating such Agent to purchase Notes, or on or after the date of acceptance by the Company of an offer to purchase Notes, as applicable, there shall not have occurred any of the following: (i) any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or prospects or operations of the Company and its subsidiaries, taken as a whole, except as set forth in or contemplated by the Prospectus or as set forth in or contemplated by the Company's most recent annual report on Form 10-K, as supplemented by any current reports on Form 8-K and/or the Company's most recent quarterly report on Form 10-Q, filed pursuant to the Exchange Act (excluding, for purposes of this paragraph, any amendments or supplements filed after the date of any such Terms Agreement), (ii) any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or prospects, or operations of Textron and its subsidiaries, taken as a whole, except as set forth in or contemplated by its most recent annual report on Form 10-K, as supplemented by any current reports on Form 8-K and/or its most recent quarterly report on Form 10-Q, filed pursuant to the Exchange Act (excluding, for purposes of this paragraph, any amendments or supplements filed after the date of any such Terms Agreement), (iii) trading generally shall have been suspended or

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          materially limited on or by, as the case may be, any of the New York
          Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade or a material disruption has occurred in securities settlement or clearance services in the United States, (iv) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (v) a general moratorium on commercial banking activities shall have been declared by either Federal or New York State authorities or a material disruption in commercial banking activity has occurred, (vi) any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the reasonable judgment of the Agents, is material and adverse, or
          (vii) there shall have come to the attention of such Agent that the Prospectus, at the time it was required to be delivered to a purchaser of such Notes, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time of such delivery, not misleading and, in the case of any of the events specified in clauses (a)(i) through (vii), such event, in the reasonable judgment of the Agents, makes it impracticable or inadvisable to proceed with the solicitation of offers to purchase Notes or the purchase of Notes from the Company as principal pursuant to the applicable Terms Agreement or otherwise.

Capitalized terms used herein have the same meanings assigned to them in the Distribution Agreement.

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         If the foregoing is in accordance with our agreement, please indicate your agreement and acceptance hereof in the space provided for that purpose below.

                                        Very truly yours,

                                        TEXTRON FINANCIAL CORPORATION

                                        By:_____________________________________
                                           Name:  Brian F. Lynn
                                           Title:  Vice President and Treasurer

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MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED

By:________________________________
   Name:
   Title:

BANC OF AMERICA SECURITIES LLC

By:________________________________
   Name:
   Title:

BANC ONE CAPITAL MARKETS, INC.

By:________________________________
   Name:
   Title:

BARCLAYS CAPITAL INC.

By:________________________________
   Name:
   Title:

CREDIT SUISSE FIRST BOSTON CORPORATION

By:________________________________
   Name:
   Title:

                                      -4-
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DEUTSCHE BANK ALEX. BROWN INC.

By:________________________________
   Name:
   Title:

By:________________________________
   Name:
   Title:

FIRST UNION SECURITIES, INC.

By:________________________________
   Name:
   Title:

FLEET SECURITIES, INC.

By:________________________________
   Name:
   Title:

J.P. MORGAN SECURITIES INC.

By:________________________________
   Name:
   Title:

SALOMON SMITH BARNEY INC.

By:________________________________
   Name:
   Title:

                                      -5-
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UBS WARBURG LLC

By:________________________________
   Name:
   Title:

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